EXHIBIT 99.1

Immunomedics Announces Pricing of Offering of $85 Million of 4.75% Convertible Senior Notes Due 2020

MORRIS PLAINS, N.J., Feb. 5, 2015 (GLOBE NEWSWIRE) -- Immunomedics, Inc., (Nasdaq:IMMU) announced today the pricing of its offering of $85,000,000 aggregate principal amount of 4.75% Convertible Senior Notes due 2020 (the "Convertible Notes") in a private placement under the Securities Act of 1933, as amended (the "Securities Act"). Immunomedics also granted the initial purchasers of the Convertible Notes a 30-day option to purchase up to an additional $15,000,000 aggregate principal amount of the Convertible Notes. The offering of the Convertible Notes is expected to close on February 11, 2015, subject to customary closing conditions.

Immunomedics expects that the net proceeds from the offering of the Convertible Notes will be approximately $81.8 million, or approximately $96.4 million if the initial purchasers exercise their option to purchase additional Convertible Notes in full, after deducting the initial purchasers' fees and estimated offering expenses. Immunomedics intends to use a portion of the net proceeds from the offering to fund its operating expenses, the ongoing Phase 3 clinical trial for clivatuzumab tetraxetan, and the Phase 2 clinical trials for IMMU-132 and IMMU-130, and further the advancement of clinical trial programs in fiscal 2015 and beyond. Immunomedics intends to use the remaining net proceeds from the offering for general corporate purposes. Pending any such uses, Immunomedics intends to invest the net proceeds in interest bearing securities.

The Convertible Notes will be general unsecured obligations of Immunomedics. The Convertible Notes will bear interest at a fixed rate of 4.75% per year, payable semiannually in arrears on February 15 and August 15 of each year, beginning on August 15, 2015. The Convertible Notes will mature on February 15, 2020, unless earlier purchased or converted. Immunomedics may not redeem the Convertible Notes pursuant to the terms of the Convertible Notes prior to the maturity date.

The Convertible Notes will be convertible at the option of holders into shares of Immunomedics common stock at any time prior to the close of business on the day immediately preceding the maturity date. The conversion rate will initially be 195.8336 shares of common stock per $1,000 principal amount of Convertible Notes (equivalent to an initial conversion price of approximately $5.11 per share of Immunomedics common stock). The conversion rate and the corresponding conversion price will be subject to adjustment upon the occurrence of certain events, but will not be adjusted for any accrued and unpaid interest. The initial conversion price of the notes represents a premium of approximately 27.5% to the $4.005 per share closing price of Immunomedics' common stock on February 5, 2015.

If Immunomedics undergoes a fundamental change (as defined in the indenture governing the Convertible Notes), holders may require Immunomedics to purchase for cash all or part of their Convertible Notes at a purchase price equal to 100% of the principal amount of the Convertible Notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date, subject to certain exceptions. In addition, if certain make-whole fundamental changes (as defined in the indenture governing the Convertible Notes) occur, Immunomedics will, in certain circumstances, increase the conversion rate for any Convertible Note converted in connection with such make-whole fundamental change.

The offering is being made to qualified institutional buyers pursuant to Rule 144A under the Securities Act. Neither the Convertible Notes nor any shares of Immunomedics common stock issuable upon conversion of the Convertible Notes have been or are expected to be registered under the Securities Act or under any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Goldman, Sachs & Co. and Jefferies LLC are acting as joint book-running managers of the offering.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Immunomedics

Immunomedics is a clinical-stage biopharmaceutical company developing monoclonal antibody-based products for the targeted treatment of cancer, autoimmune disorders and other serious diseases. Immunomedics' advanced proprietary technologies allow the Company to create humanized antibodies that can be used either alone in unlabeled or "naked" form, or conjugated with radioactive isotopes, chemotherapeutics, cytokines or toxins. Using these technologies, Immunomedics has built a pipeline of nine clinical-stage product candidates. Immunomedics has an ongoing collaboration with UCB, S.A. (UCB), to whom the Company licensed epratuzumab for the treatment of all non-cancer indications worldwide. UCB expects Phase 3 data in systemic lupus erythematosus in the first half of 2015. Immunomedics is exploring epratuzumab in oncology in collaboration with independent cancer study groups. Immunomedics' most advanced candidate to which it retains worldwide rights for all indications is 90Y-clivatuzumab tetraxetan. The Company initiated a Phase 3 registration trial in January 2014 in patients with advanced pancreatic cancer and expects topline data in mid-2016. Immunomedics' portfolio of wholly owned product candidates also includes antibody-drug conjugates (ADCs) that are designed to deliver a specific payload of a chemotherapeutic directly to the tumor while reducing overall toxic effects that are usually found with conventional administration of these chemotherapeutic agents. Immunomedics' most advanced ADCs are sacituzumab govitecan (IMMU-132) and labetuzumab govitecan (IMMU-130), which are in Phase 2 trials for a number of solid tumors and metastatic colorectal cancer, respectively. Immunomedics also has a number of other product candidates that target solid tumors and hematologic malignancies, as well as other diseases, in various stages of clinical and pre-clinical development. These include bispecific antibodies targeting cancers and infectious diseases as T-cell redirecting immunotherapies, as well as bispecific antibodies for next-generation cancer and autoimmune disease therapies, created using its patented DOCK-AND-LOCK® protein conjugation technology. The Company believes that its portfolio of intellectual property, which includes approximately 263 active patents in the United States and more than 400 foreign patents, protects its product candidates and technologies. Immunomedics' strength in intellectual property has resulted in a top-8 ranking in the Biotechnology industry by the Patent Board for the 2014 fiscal year. For additional information on the Company, please visit its website at www.immunomedics.com. The information on its website does not, however, form a part of this press release.

This release, in addition to historical information, may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Such statements, including statements regarding clinical trials (including the funding therefor, outcomes, timing or associated costs), out-licensing arrangements (including the timing and amount of contingent payments), forecasts of future operating results, potential collaborations, and capital raising activities, involve significant risks and uncertainties and actual results could differ materially from those expressed or implied herein. Factors that could cause such differences include, but are not limited to, availability of required financing and other sources of funds on acceptable terms, if at all, new product development (including clinical trials outcome and regulatory requirements/actions), our dependence on UCB for the further development of epratuzumab for non-cancer indications, risks associated with the outcome of pending litigation and competitive risks to marketed products, as well as the risks discussed in the Company's filings with the Securities and Exchange Commission. The Company is not under any obligation, and the Company expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT: Dr. Chau Cheng
         Senior Director, Investor Relations & Corporate Secretary
         (973) 605-8200, extension 123
         ccheng@immunomedics.com